Exhibit (c)(6)

                      SCUDDER STATE TAX-FREE INCOME SERIES

                     Amended and Restated Written Instrument
                  Establishing and Designating Separate Classes
                        of Shares of Beneficial Interest
                               (The "Instrument")

         The undersigned, being a majority of the duly elected and qualified Trustees of Scudder State Tax-Free Income Series, a Massachusetts business trust (the "Fund"), take this action pursuant to Article III, Section 1 of the Amended and Restated Agreement and Declaration of Trust dated May 27, 1994, as amended (the "Declaration of Trust"). The Trustees have previously authorized and designated the shares of beneficial interest (the "Shares") of the series of the Fund heretofore designated Scudder Florida Tax-Free Income Fund (the "Series") into the separate classes of shares listed in paragraph 1 below (each a "Class" and collectively, the "Classes"). The Trustees hereby amend and restate a prior written instrument(s) related to the terms and conditions governing the division of classes of Shares of the Series, each class to have the special and relative rights specified in this Instrument, subject always to the Declaration of Trust and to the Investment Company Act of 1940, as amended (the "1940 Act") and the rules and regulations thereunder:

         1. The previously authorized and designated Classes of Shares are as follows:

            Class A Shares
            Class B Shares
            Class C Shares

         2. Each Share shall be redeemable, and, except as provided below, shall represent a pro rata beneficial interest in the assets attributable to such Class of Shares of the Series, and shall be entitled to receive its pro rata share of net assets attributable to such Class of Shares of the Series upon liquidation of the Series, all as provided in or not inconsistent with the Declaration of Trust. Each Share shall have the voting, dividend, liquidation and other rights, preferences, powers, restrictions, limitations, qualifications, terms and conditions, as set forth in the Declaration of Trust.

         3. Each Share of each Class of the Series shall be entitled to one vote (or fraction thereof in respect of a fractional share) on matters which such Shares (or Class of Shares) shall be entitled to vote. Shareholders of the Series shall vote together on any matter, except to the extent otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or when the Trustees have determined that the matter affects only the interest of Shareholders of one or more Classes, in which case only the Shareholders of such Class or Classes shall be entitled to vote thereon. Any matter shall be deemed to have been effectively acted upon with respect to the Fund if acted upon as provided in Rule 18f-2 under the 1940 Act or any successor rule and in the Declaration of Trust.

         4. Liabilities, expenses, costs, charges or reserves that should be properly allocated to the Shares of a particular Class of the Series may, pursuant to a plan adopted by the Trustees pursuant to Rule 18f-3 under the 1940
Act  ("Rule  18f-3   plan"),   or  such  similar  rule  under  or

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provision or  interpretation  of the 1940 Act, be charged to and borne solely by such Class and the bearing of expenses solely by a Class of Shares may be appropriately reflected and cause differences in net asset value attributable to, and the dividend, redemption and liquidation rights of, the Shares of different Classes.

         5. The Trustees (including any successor Trustees) shall have the right at any time and from time to time to reallocate assets, liabilities and expenses or to change the designation of any Class now or hereafter created, or to otherwise change the special and relative rights of any such Class, provided that such change shall not adversely affect the rights of shareholders of such Class.



/s/John W. Ballantine                           /s/Richard T. Hale
--------------------------------                --------------------------------
John W. Ballantine, as Trustee                  Richard T. Hale, as Trustee


/s/Lewis A. Burnham                             /s/Robert B. Hoffman
--------------------------------                --------------------------------
Lewis A. Burnham, as Trustee                    Robert B. Hoffman, as Trustee


/s/Donald L. Dunaway                            /s/Shirley D. Peterson
--------------------------------                --------------------------------
Donald L. Dunaway, as Trustee                   Shirley D. Peterson, as Trustee


/s/James R. Edgar                               /s/Fred B. Renwick
--------------------------------                --------------------------------
James R. Edgar, as Trustee                      Fred B. Renwick, as Trustee


/s/Paul K. Freeman                              /s/William P. Sommers
--------------------------------                --------------------------------
Paul K. Freeman, as Trustee                     William P. Sommers, as Trustee


/s/William F. Glavin, Jr.                       /s/John G. Weithers
--------------------------------                --------------------------------
William F. Glavin, Jr., as Trustee              John G. Weithers, as Trustee



Dated:   February 1, 2003







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